Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585	Exhibit 99.1

PRESS RELEASE
MAGNA ENTERTAINMENT CORP.
ANNOUNCES RETIREMENT OF DIRECTOR

August 19, 2004, Aurora, Ontario, Canada......Magna Entertainment Corp. (NASDAQ: MECA; TSX: MECA) today announced that The Honourable William G. Davis has retired as a director of MEC. Mr. Davis informed MEC that he has been advised for personal and health reasons that he should have less corporate involvement.

Frank Stronach, Chairman of MEC, stated: "Bill Davis was a major contributor to the deliberations surrounding the creation of MEC and he has provided significant counsel to me and the other members of MEC's board and management over the years. On behalf of all of us, I thank Bill for his many contributions and wish him good health and many happy years of retirement with his family."

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBetTM, a national Internet and telephone account wagering system, and HorseRacing TVTM, a 24-hour horse racing television network.

For more information contact:

Blake Tohana
Executive Vice President
& Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON L4G 7K1
Tel: 905-726-7493